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CUSIP NO. 941105 10 8


                                                                       Exhibit I

                                   AGREEMENT


         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of WatchGuard Technologies, Inc.


         EXECUTED as a sealed instrument this 10th day of February, 2000.


                              MATRIX PARTNERS IV, L.P.



                              By: Matrix IV Management Co., L.P.
                                  General Partner



                                  By: /s/ Andrew W. Verhalen
                                      -----------------------------------
                                      Andrew W. Verhalen
                                      General Partner



                              MATRIX IV ENTREPRENEURS FUND, L.P.



                              By: Matrix IV Management Co., L.P.
                                  General Partner



                                  By: /s/ Andrew W. Verhalen
                                      ----------------------------------
                                      Andrew W. Verhalen
                                      General Partner





                              MATRIX IV MANAGEMENT CO., L.P.



                              By:  Andrew W. Verhalen
                                   General Partner




                                   By: /s/ Andrew W. Verhalen
                                       -----------------------------------
                                       General Partner



                              /s/ Andrew W. Verhalen
                              ------------------------------------
                              Andrew W. Verhalen